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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Registration Statement on Form S-1, our report dated April 5, 2000, relating to the financial statement of VirTx, Inc., for the period from January 27, 1999 (date of inception) to December 31, 1999.


/s/ Carpenter Kuhen & Sprayberry


Oxnard, California
July 14, 2000